Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Reports Strong Revenue Growth and Improved Earnings

Earnings Guidance Raised for the Year

Express and Ground Package Growth Solid

MEMPHIS, Tenn., September 21, 2005 ... FedEx Corporation (NYSE: FDX) reported earnings of $1.10 per diluted share for the first quarter ended August 31, compared to $1.08 per diluted share a year ago.  This year’s first quarter includes a one-time, non-cash charge of $79 million to adjust the accounting for certain facility leases, primarily at FedEx Express.  Excluding this charge, earnings for the quarter would have been $1.25 per diluted share.

FedEx Corp. reported the following consolidated results for the first quarter:

•                  Revenue of $7.71 billion, up 10% from $6.98 billion the previous year

•                  Operating income of $584 million, up 1% from $579 million a year ago

•                  Operating margin of 7.6%, down from last year’s 8.3%

•                  Net income of $339 million, up 3% from $330 million the previous year

The one-time charge reduced the company’s operating margin by 0.9 percentage points.

“On behalf of FedEx, I want to express our concern and sympathy for the victims of Hurricane Katrina and our employees who are part of those communities.  We are proud of the FedEx workers who helped ship and deliver more than 900 tons of relief supplies to assist in the area’s recovery,” said Frederick W. Smith, chairman, president and chief executive officer.  “Despite uncertainty related to Katrina and other economic conditions, we remain optimistic about global trade and expect continued economic expansion in the U.S. and in the international markets.  With our unparalleled global network and broad range of services, FedEx is well positioned to take advantage of market conditions as world trade continues to grow.”

Total combined average daily package volume at FedEx Express and FedEx Ground grew 5% year over year for the quarter, due to continued growth in international express, U.S. domestic express and ground shipments.

“FedEx delivered solid results in the quarter, but earnings were negatively impacted by the one-time, non-cash lease accounting charge,” said Alan B. Graf, Jr., executive vice president and chief financial officer.  “Hurricane Katrina had no significant effect on first quarter results, although the storm inflicted some damage to our facilities in the U.S. Gulf Coast region.  Meanwhile, our operations have resumed in most of the affected areas except for sections of New Orleans.”

Outlook

FedEx expects second quarter earnings to be $1.30 to $1.45 per diluted share and has increased its earnings guidance for the year to $5.25 to $5.50 per diluted share, despite the lease accounting charge in the first quarter.  The capital spending forecast for fiscal 2006 remains $2.5 billion.

The earnings guidance range reflects the economic uncertainty surrounding the hurricane effects and the continued volatility of fuel prices.

FedEx Express Segment

For the first quarter, the FedEx Express segment reported:

•                  Revenue of $5.12 billion, up 11% from last year’s $4.62 billion

•                  Operating income of $285 million, down 8% from $310 million a year ago

•                  Operating margin of 5.6%, down from 6.7% the previous year

Operating income during the first quarter was negatively affected by a one-time, non-cash charge of  $75 million recorded primarily to adjust the accounting for rent escalation terms in certain facility leases.  Operating margin was negatively affected by 1.4 percentage points due to this charge.  Similar to many other public companies, FedEx determined that a portion of its facility leases had rent escalation clauses that had not been recognized appropriately in the past.  The adjustment recorded resulted in a cumulative correction that increased operating expenses for the quarter.  The amounts were not material for any prior period.

FedEx International Priority (IP) revenue grew 13% for the quarter, as IP revenue per package grew 7%, primarily due to higher fuel surcharges and package weights, as well as favorable exchange rates.  IP average daily package volume grew 6%.  U.S. domestic express package revenue increased 8%, as U.S. domestic average daily package volume grew 4%.  U.S. domestic revenue per package increased 3%, driven by higher fuel surcharges.

On September 7, FedEx announced the first overnight express link between India and China as part of its new eastbound around-the-world flight, which connects Europe, India, China and Japan with the FedEx Express U.S. hub in Memphis.  Start-up costs for this flight, together with costs associated with the westbound around-the-world flight that began in March, negatively affected operating income in the first quarter.  The complementary eastbound and westbound around-the-world routes have been launched to meet supply and demand needs in both directions.

FedEx Ground Segment

For the first quarter, the FedEx Ground segment reported:

•                  Revenue of $1.22 billion, up 14% from last year’s $1.07 billion

•                  Operating income of $148 million, up 1% from $147 million a year ago

•                  Operating margin of 12.1%, down from 13.7% the previous year

FedEx Ground average daily package volume grew 6% year over year in the first quarter.  Yield improved 6% primarily due to higher extra service revenue, the January 2005 general rate increase and reimplementation of a fuel surcharge.

Despite improved field productivity at FedEx Ground, the segment operating margin declined primarily because of losses at FedEx SmartPost and higher year-over-year expenses related to investment in new technology, as well as the opening of three new hubs in line with the company’s long-term growth strategy.

FedEx Freight Segment

For the first quarter, the FedEx Freight segment reported:

•                  Revenue of $892 million, up 11% from last year’s $807 million

•                  Operating income of $135 million, up 31% from $103 million a year ago

•                  Operating margin of 15.1%, up from 12.8% the previous year

Less-than-truckload (LTL) yield improved 10% year over year, reflecting incremental fuel surcharges, higher rates and growth in interregional freight service.  Average daily LTL shipments increased 2% year over year.  Operating margin improved during the quarter due to LTL revenue growth and system productivity gains.

On September 13, the company launched FedEx Freight Advance Notice, which provides customers with greater shipment visibility and control.  This new feature is another example of how FedEx Freight provides service offerings designed to meet the diverse and changing needs of its customers.

FedEx Kinko’s Segment

For the first quarter, the FedEx Kinko’s segment reported:

•                  Revenue of $517 million, up 6% from last year’s $490 million

•                  Operating income of $16 million, down 16% from $19 million a year ago

•                  Operating margin of 3.1%, down from 3.8% the previous year

The FedEx Kinko’s revenue increase for the quarter was due to continued growth from FedEx Express and FedEx Ground package acceptance and the benefit of the conversion of certain FedEx World Service Centers to FedEx Kinko’s Ship Centers, partially offset by a decline in copy product line revenues.

Operating margin continued to be negatively affected by costs associated with internal technology and product offering initiatives, as well as higher administrative costs.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services.  With annual revenues of $30 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brands.  Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 250,000 employees and contractors to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and first quarter FY2006 Statistical Book.  These materials, as well as a Webcast of the earnings release conference call to be held at 8:30 a.m. EDT on September 21, are available on the company’s Web site at www.fedex.com/us/investorrelations.  A replay of the conference call Webcast will be posted on our Web site following the call.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the domestic and international markets in which we operate, the effect of Hurricane Katrina on our operations and the economy, including the impact on fuel costs and availability, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage the FedEx Kinko’s business, the impact of changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.

Media Contact:  Jess Bunn 901-818-7463

Investor Contact:  Jim Clippard 901-818-7468

Home Page:  fedex.com

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

TO GAAP FINANCIAL MEASURE

The company believes that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat.  Excluding the impact of the one-time, non-cash lease accounting charge from our first quarter results will allow more accurate comparisons to prior periods of our operating performance in fiscal 2006.  As required by SEC rules, the table below presents a reconciliation of our presented non-GAAP measure to the most directly comparable GAAP measure.

Diluted Earnings Per Share
Non-GAAP Measure	$1.25
Lease Accounting Charge, Net of Variable Compensation and Income Taxes	(0.15)
GAAP Measure	$1.10

FEDEX CORP. FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2006

(In millions, except earnings per share and FTEs)

(Unaudited)

	Three Months Ended August 31
	2005	2004	%
Revenue:
FedEx Express segment	$5,122	$4,616	11%
FedEx Ground segment	1,219	1,073	14%
FedEx Freight segment	892	807	11%
FedEx Kinko’s segment	517	490	6%
Other & eliminations	(43)	(11)	NM
Total Revenue	7,707	6,975	10%

Operating Expenses:
Salaries and employee benefits	3,062	2,920	5%
Purchased transportation	771	681	13%
Rentals and landing fees	665	551	21%
Depreciation and amortization	370	360	3%
Fuel	728	483	51%
Maintenance and repairs	468	428	9%
Other	1,059	973	9%
Total Operating Expenses	7,123	6,396	11%

Operating Income:
FedEx Express segment	285	310	(8)%
FedEx Ground segment	148	147	1%
FedEx Freight segment	135	103	31%
FedEx Kinko’s segment	16	19	(16)%
Total Operating Income	584	579	1%

Other Income (Expense):
Interest, net	(24)	(39)	NM
Other, net	(11)	(6)	NM
Total Other Income (Expense)	(35)	(45)	NM

Pretax Income	549	534	3%

Provision for Income Taxes	210	204	3%

Net Income	$339	$330	3%

Diluted Earnings Per Share	$1.10	$1.08	2%

Weighted Average Common and Common Equivalent Shares	308	305	1%

Capital Expenditures	$671	$395	70%

Average Full-Time Equivalents (FTEs in thousands)	217	211	3%

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

First Quarter Fiscal 2006

(In millions)

	August 31, 2005	May 31, 2005
	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$1,051	$1,039
Other current assets	4,195	4,230
Total Current Assets	5,246	5,269

Net Property and Equipment	9,980	9,643

Other Long-Term Assets	5,360	5,492

	$20,586	$20,404

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities:
Current portion of long-term debt	$295	$369
Other current liabilities	4,230	4,365
Total Current Liabilities	4,525	4,734

Long-Term Debt, Less Current Portion	2,408	2,427

Other Long-Term Liabilities	3,724	3,655

Total Common Stockholders’ Investment	9,929	9,588

	$20,586	$20,404

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

First Quarter Fiscal 2006

(In millions)

(Unaudited)

	Three Months Ended August 31
	2005	2004

Operating Activities:
Net income	$339	$330
Noncash charges:
Depreciation and amortization	368	360
Other, net	77	5
Changes in operating assets and liabilities, net	(1)	42

Net cash provided by operating activities	783	737

Investing Activities:
Capital expenditures	(671)	(395)
Proceeds from asset dispositions	1	4

Net cash used in investing activities	(670)	(391)

Financing Activities:
Dividends paid	(24)	(21)
Other, net	(77)	17

Net cash used in financing activities	(101)	(4)

Net increase in cash and cash equivalents	12	342

Cash and cash equivalents at beginning of period	1,039	1,046
Cash and cash equivalents at end of period	$1,051	$1,388

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2006

(Dollars in millions)

(Unaudited)

	Three Months Ended August 31
	2005	2004	%
FINANCIAL HIGHLIGHTS

Revenue	$5,122	$4,616	11%

Operating Expenses:
Salaries and employee benefits	1,971	1,889	4%
Purchased transportation	241	191	26%
Rentals and landing fees	483	383	26%
Depreciation and amortization	193	200	(4)%
Fuel	628	422	49%
Maintenance and repairs	361	325	11%
Intercompany charges	358	362	(1)%
Other	602	534	13%
Total Operating Expenses	4,837	4,306	12%

Operating Income	$285	$310	(8)%

Operating Margin	5.6%	6.7%

OPERATING STATISTICS

Operating Weekdays	65	65	—

AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,180	1,150	3%
U.S. Overnight Envelope	711	662	7%
U.S. Deferred	897	862	4%
Total U.S. Domestic Package	2,788	2,674	4%
International Priority	445	419	6%
Total Average Daily Packages	3,233	3,093	5%

Average Daily Freight Pounds (000s):
U.S.	8,885	8,213	8%
International	2,039	1,861	10%
Total Avg Daily Freight Pounds	10,924	10,074	8%

YIELD
Revenue Per Package:
U.S. Overnight Box	$20.34	$19.37	5%
U.S. Overnight Envelope	10.57	10.21	4%
U.S. Deferred	11.78	11.57	2%
Total U.S. Domestic Package	15.10	14.59	3%
International Priority	56.54	52.93	7%
Composite Package Yield	$20.80	$19.78	5%

Revenue Per Freight Pound:
U.S.	$0.88	$0.79	11%
International	0.79	0.74	7%
Composite Freight Yield	$0.86	$0.78	10%

Average Full-Time Equivalents (000s)	125	122	2%

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2006

(Dollars in millions)

(Unaudited)

	Three Months Ended August 31
	2005	2004	%
FINANCIAL HIGHLIGHTS

Revenue	$1,219	$1,073	14%

Operating Expenses:
Salaries and employee benefits	221	197	12%
Purchased transportation	466	410	14%
Rentals	31	26	19%
Depreciation and amortization	50	40	25%
Fuel	18	7	157%
Maintenance and repairs	29	26	12%
Intercompany charges	120	115	4%
Other	136	105	30%
Total Operating Expenses	1,071	926	16%

Operating Income	$148	$147	1%

Operating Margin	12.1%	13.7%

OPERATING STATISTICS

Operating Weekdays	65	65	—

Average Daily Package Volume (000s)	2,586	2,447	6%
Yield (Revenue Per Package)	$6.92	$6.54	6%

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2006

(Dollars in millions)

(Unaudited)

	Three Months Ended August 31
	2005	2004	%
FINANCIAL HIGHLIGHTS

Revenue	$892	$807	11%

Operating Expenses:
Salaries and employee benefits	439	410	7%
Purchased transportation	72	84	(14)%
Rentals and landing fees	24	25	(4)%
Depreciation and amortization	30	24	25%
Fuel	82	54	52%
Maintenance and repairs	28	31	(10)%
Intercompany charges	9	6	50%
Other	73	70	4%
Total Operating Expenses	757	704	8%

Operating Income	$135	$103	31%

Operating Margin	15.1%	12.8%

OPERATING STATISTICS

LTL Operating Weekdays	65	65	—

LTL Shipments Per Day (000s)	65	64	2%
Weight Per LTL Shipment (lbs)	1,132	1,128	0%
LTL Revenue/CWT	$16.55	$14.98	10%

FEDEX KINKO’S SEGMENT FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2006

(Dollars in millions)

(Unaudited)

	Three Months Ended August 31
	2005	2004	%
FINANCIAL HIGHLIGHTS

Revenue	$517	$490	6%

Operating Expenses:
Salaries and employee benefits	186	182	2%
Rentals	102	102	—
Depreciation and amortization	36	32	13%
Maintenance and repairs	18	17	6%
Intercompany charges	4	3	33%
Other operating expenses:
Supplies, including paper and toner	67	64	5%
Other	88	71	24%
Total Operating Expenses	501	471	6%

Operating Income	$16	$19	(16)%

Operating Margin	3.1%	3.8%